UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
     On June 24, 2009, Commercial Barge Line Company, a wholly owned subsidiary of American Commercial Lines Inc. (the “Company”), commenced a private offering of $200 million in senior secured second lien notes solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The offering is contingent upon the entry into a new four year $350 million senior secured first lien asset-based revolving credit facility by Commercial Barge Line Company, the Company and certain other direct wholly owned subsidiaries of the Company (the “New Credit Facility”). The Company issued a press release on June 24, 2009 announcing the private offering, a copy of which is furnished as Exhibit 99.1 with this Current Report on Form 8-K and incorporated by reference herein.
     Separately, the Company announced on June 24, 2009 certain expected financial results for the quarter ended June 30, 2009. EBITDA for the second quarter is expected to be in the range of $15.5 million to $18.5 million, compared to $27.7 million in the prior year quarter. EBITDA in the current quarter is expected to include the expense for non cash stock compensation of $1.9 million compared to $3.0 million in the prior year. The Company expects its total debt (exclusive of any proposed financing activities) to be in the range of $405 million to $415 million at June 30, 2009, compared to $446.5 million at June 30, 2008.
     Continuing softness in barge demand for the Company’s higher margin metals and refined liquid petrochemical products is expected to be a primary contributor to the lower EBITDA results in the second quarter. Barge demand for lower margin grain and domestic coal shipments continues to be strong, although barge shipping rates for grain products are lower in the current quarter as compared to the prior year.
     The Company also announced that it has received an independent appraisal of its fleet in connection with its intention to refinance its current credit facility. The estimated fair market value of ACL’s fleet reflected in the June 2009 appraisal report is slightly over $1 billion.
     Also, Mr. W. N. Whitlock, the Company’s Executive Vice President of Operations, has informed the Company of his intention to retire on June 30, 2009.  The Company has no current plans to fill Mr. Whitlock’s position.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release dated June 24, 2009, regarding private offering of senior secured notes

Exhibit 99.2	Press Release dated June 24, 2009, regarding anticipated second quarter results

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: June 24, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release dated June 24, 2009, regarding private offering of senior secured notes

Exhibit 99.2	Press release dated June 24, 2009, regarding anticipated second quarter results

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